SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): July 23, 2003



                              Eastman Kodak Company
               (Exact name of registrant as specified in charter)



New Jersey                            1-87                   16-0417150
------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission            (IRS Employer
     of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
                       (Address of Principal Executive Office) (Zip Code)


       Registrant's telephone number, including area code (585) 724-4000
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Item 7.  Financial Statements and Exhibits
------------------------------------------

 (c)   Exhibits
       --------

  Exhibit 99.1  Press release issued July 23, 2003              Furnished with
                regarding financial results for second          this document
                quarter of 2003

  Exhibit 99.2  Financial discussion document issued            Furnished with
                July 23, 2003 regarding financial               this document
                results for second quarter of 2003



Item 9.  Regulation FD Disclosure
---------------------------------

In accordance with Securities and Exchange Commission Release No. 33-8126, the following information, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure." This information, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 23, 2003, Eastman Kodak Company issued a press release and a supplemental financial discussion document describing its financial results for its second fiscal quarter ended June 30, 2003. Copies of the press release and financial discussion document are attached as Exhibits 99.1 and 99.2, respectively, to this report.

Within the Company's second quarter 2003 press release and financial discussion document, the Company makes reference to certain non-GAAP financial measures including "Income from continuing operations, excluding non-operational items", "Operating cash flow", "Operating cash flow before acquisitions" and "Free cash flow", which have a directly comparable GAAP financial measure, and to certain calculations that are based on non-GAAP financial measures, including "Days sales outstanding" and "Days supply in inventory." The Company believes that these measures represent important internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the company on a year-over-year and quarter-sequential basis. Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G and Item 12 of Form 8-K. The specific reasons, in addition to the reasons described above, why the Company's management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding Kodak's financial condition, results of operations and cash flows are as follows:

Income from continuing operations, excluding non-operational items - The Company's management believes that presenting income from continuing operations, excluding non-operational items, is an important additional measure of performance that can be used for comparing results between reporting periods. These operating measures represent the principle internal measures of performance, and form the basis of internal management performance expectations and incentive compensation.

Operating cash flow / Operating cash flow before acquisitions/ Free cash flow - The Company believes that the presentation of operating cash flow, operating cash flow before acquisitions and free cash flow is useful information to investors as they facilitate the comparison of cash flows between reporting periods. In addition, management utilizes these measures as tools to assess the Company's ability to repay debt and repurchase its own common stock, after it has satisfied its working capital needs, dividends, and funded capital expenditures, acquisitions and investments. The operating cash flow before acquisitions measure equals the operating cash flow measure excluding the impact of acquisitions, while the free cash flow measure equals the operating cash flow measure excluding the impact of dividend payments. Accordingly, the Company believes that the presentation of this information is useful to investors as it provides them with the same data as management uses to facilitate their assessment of the Company's cash position.

Days sales outstanding (DSO) - The Company believes that the presentation of a DSO result that includes the impact of reclassifying rebates as an offset to receivables is useful information to investors, as this calculation is more reflective of the Company's receivables performance and cash collection efforts due to the fact that most customers reduce their actual cash payment to the Company by the amount of rebates owed to them.

Days supply in inventory (DSI) - The Company believes that the presentation of a DSI result that is based on inventory before the LIFO reserve is useful information to investors, as this calculation is more reflective of the Company's actual inventory turns due to the fact that the inventory values in the calculation are based on current cost.



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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EASTMAN KODAK COMPANY



                                             By: /s/ Robert P. Rozek
                                             ------------------------
                                             Name: Robert P. Rozek
                                             Title: Controller

Date:  July 23, 2003





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                                               EXHIBIT INDEX
                                               -------------



Exhibit No.             Description
----------              ------------

99.1 Press release issued July 23, 2003 regarding financial results for second quarter 2003

99.2 Financial discussion document issued July 23, 2003 regarding financial results for second quarter 2003